Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1486 (fax)

Shaun C. Smith · 937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on April 28, 2011 at 11:00 a.m. EDT

Standard Register Reports First Quarter 2011 Financial Results

Profit Trends Continue to Improve

DAYTON, Ohio (April 28, 2011) – Standard Register (NYSE: SR) today announced its financial results for the first quarter, which ended April 3, 2011. The Company reported revenue of $164.9 million and a net income of $0.5 million, or $0.02 per share. The results compare to revenue of $167.4 million and a net loss of $0.8 million, or $0.03 per share, last year.

Results of Operations

Revenue was down slightly relative to the prior year.  Increases in core growth solutions were offset by expected declines in legacy products in every segment but Industrial.   Legacy products represent the majority of the Company’s portfolio and provide a foundation of stability, however the Company expects that future revenue growth will be driven by increases in core solution sales throughout all focus markets.

“Solutions that we call core are where the majority of our investment and innovation will continue to take place,” said Joseph Morgan, president and chief executive officer.  “These core solutions have been developed as the result of deep market expertise in assisting our customers to solve problems, operate more efficiently, build brand consistency, reduce risk and ultimately advance their reputations.  The ability to provide these high-value solutions is a fundamental advantage that differentiates Standard Register from our competitors.”

Gross margin as a percent of revenue improved to 32.5 for the quarter versus 32.0 in the prior year.  LIFO inventory adjustment was negligible for the current quarter versus a favorable LIFO adjustment of

$1.7 million for the prior year.  Selling, general and administrative expenses, excluding pension loss amortization were down $3.3 million from the prior year.  Continuous improvement initiatives allowed the Company to enhance its cost structure which, allowed all three business units to show increases in their operating profit over the prior year.

Adjusting for pension loss amortization and restructuring charges, non-GAAP net income was $4.2 million, or $0.15 per share for the current quarter compared with non-GAAP net income of $2.3 million, or $0.08 per share for the prior year quarter.

During the quarter, capital expenditures were $1.9 million and are expected to be in the range of  $18-21 million for the year, the majority of which will support the advancement of our core growth solutions.  Pension funding contributions were $8.0 million during the quarter and are expected to be approximately $30 million for the year.  Non-GAAP cash on a net debt basis was $5.8 million positive for the quarter, driven by working capital improvements previously predicted.

“Generating profit and positive cash flow during the quarter demonstrates our progress toward a more enduring environment,” noted Morgan. “However, we know that to be a sustainable organization, we need to deliver growth on the top-line as well.  Driving revenue growth by advancing our core growth solutions is the primary focus for this year.”

Dividend

On Thursday, April 28, 2011, Standard Register’s board of directors declared a quarterly dividend of $0.05 per share to be paid on June 10, 2011, to shareholders of record as of May 27, 2011.  The board will consider future dividend payments on a quarter-by-quarter basis in accordance with its normal practice.

Conference Call

Standard Register’s President and Chief Executive Officer Joe Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10:00 a.m. EDT on April 29, 2011, to review the first quarter results. The call can be accessed via an audio web cast accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR) is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities.  Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2011 and beyond could differ materially from the Company’s current expectations. Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace including the ability to attract and retain customers, results of continuous improvement and other cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

Non-GAAP Measures Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss several measures of operating performance including non-GAAP net income and earnings per share and cash flow on a net debt basis which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results excluding pension loss amortization, pension settlements, restructuring charges, and asset impairments. We believe that this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we take the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The table below provides a reconciliation of these non-GAAP measures to their most comparable measure calculated in accordance with GAAP.

THE STANDARD REGISTER COMPANY
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share amounts)
	Y-T-D
	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
TOTAL REVENUE	$ 164,889	$ 167,423
COST OF SALES	111,257	113,814
GROSS MARGIN	53,632	53,609
COSTS AND EXPENSES
Selling, general and administrative	52,303	54,145
Restructuring and other exit costs	74	432
TOTAL COSTS AND EXPENSES	52,377	54,577
INCOME (LOSS) FROM OPERATIONS	1,255	(968)
OTHER INCOME (EXPENSE)
Interest expense	(572)	(390)
Other income	5	2
Total other expense	(567)	(388)

INCOME (LOSS) BEFORE INCOME TAXES	688	(1,356)

Income Tax Expense (Benefit)	153	(543)
NET INCOME (LOSS)	$ 535	$ (813)

Average Number of Shares Outstanding - Basic	28,976	28,875
Average Number of Shares Outstanding - Diluted	28,997	28,875

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ 0.02	$ (0.03)
Dividends per share declared for the period	$ 0.05	$ 0.05
MEMO:
Depreciation and amortization	$ 5,350	$ 6,087
Pension loss amortization	$ 6,073	$ 4,668

SEGMENT OPERATING RESULTS**
(Dollars in thousands)
	Y-T-D
	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
REVENUE
Financial Services	$ 43,306	$ 44,714
Commercial Markets	40,331	41,651
Total Commercial	83,637	86,365
Healthcare	60,672	64,261
Industrial	20,580	16,797
Total Revenue	$ 164,889	$ 167,423

GROSS MARGIN
Financial Services	$ 13,143	$ 13,344
Commercial Markets	11,187	10,332
Total Commercial	24,330	23,676
Healthcare	22,572	23,541
Industrial	6,552	4,734
LIFO adjustment	178	1,658
Total Gross Margin	$ 53,632	$ 53,609
NET INCOME (LOSS) BEFORE TAXES
Financial Services	$ 1,691	$ 1,097
Commercial Markets	(293)	(2,139)
Total Commercial	1,398	(1,042)
Healthcare	4,683	3,962
Industrial	789	(874)
Unallocated	(6,182)	(3,402)
Total Net Income (Loss) Before Taxes	$ 688	$ (1,356)
**Prior year data has been revised to reflect the reclassification of certain customers between segments

BALANCE SHEET
(Dollars in thousands)
	3-Apr-11	2-Jan-11
ASSETS
Cash and cash equivalents	$ 557	$ 531
Accounts and notes receivable	110,612	122,308
Inventories	29,455	29,253
Other current assets	20,639	20,953
Total current assets	161,263	173,045
Plant and equipment	70,694	74,149
Goodwill and intangible assets	8,779	8,822
Deferred taxes	100,820	102,996
Other assets	11,086	10,819
Total assets	$ 352,642	$ 369,831
LIABILITIES AND SHAREHOLDERS' EQUITY
Current portion long-term debt	$ 1,490	$ 1,467
Other current liabilities	72,570	77,296
Deferred compensation	6,278	6,306
Long-term debt	36,817	42,926
Retiree healthcare obligation	4,921	4,931
Pension benefit obligation	174,935	185,174
Other long-term liabilities	6,877	6,883
Shareholders' equity	48,754	44,848
Total liabilities and shareholders' equity	$ 352,642	$ 369,831
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
Net income (loss) plus non-cash items	$ 11,540	$ 9,389
Working capital	8,662	7,757
Restructuring payments	(683)	(2,407)
Contributions to qualified pension plan	(8,000)	(7,000)
Other	(2,068)	(2,144)
Net cash provided by operating activities	9,451	5,595
Capital expenditures, net	(1,879)	(2,073)
Proceeds from sale of equipment	-	19
Net cash used in investing activities	(1,879)	(2,054)
Net change in borrowings under credit facility	(5,728)	(4,119)
Principal payments on long-term debt	(357)	(199)
Dividends paid	(1,459)	(1,456)
Other	(15)	10
Net cash used in financing activities	(7,559)	(5,764)
Effect of exchange rate	13	12
Net change in cash	$ 26	$ (2,211)
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Dollars in thousands, except per share amounts)
	Y-T-D
	13 Weeks Ended	13 Weeks Ended
	3-Apr-11	4-Apr-10
GAAP Net Income (Loss)	$ 535	$ (813)
Adjustments:
Pension loss amortization	6,073	4,668
Restructuring charges	74	432
Tax effect of adjustments (at statutory tax rates)	(2,441)	(2,025)
Non-GAAP Net Income	$ 4,241	$ 2,262

GAAP Income (Loss) Per Share	$ 0.02	$ (0.03)
Adjustments, net of tax:
Pension loss amortization	0.13	0.10
Restructuring charges	-	0.01
Non-GAAP Income Per Share	$ 0.15	$ 0.08

GAAP Net Cash Flow	$ 26	$ (2,211)
Adjustments:
Credit facility paid	5,728	4,119
Non-GAAP Net Cash Flow	$ 5,754	$ 1,908